SHARE EXCHANGE AGREEMENT

BETWEEN

DYNAMIC MERGER SHELL, INC.

AND

THE SHAREHOLDERS OF

UNIVERSAL TRACKING SOLUTIONS, INC.

MAY 1, 2008

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made as of the 1st day of May, 2008, between Dynamic Natural Resources, Inc. (“Purchaser” or “DNR”), Dynamic Merger Shell, Inc., a Nevada corporation (“Subsidiary”) and the shareholders of Universal Tracking Solutions, Inc., a Nevada corporation (the “Sellers” or “UTS”).

WHEREAS,

A.           The Sellers collectively own 69.5% of the authorized and issued common stock of UTS as set forth in the attached Schedule 1.1 (Exhibit A);

B.           Purchaser is a public reporting company that files periodic reports with the Securities and Exchange Commission.  Purchaser owns 100% of the issued and outstanding shares of Subsidiary. Purchaser also owns 4,000,000 shares (30.5%) of the issued and outstanding stock of Seller.

C.           Purchaser presently has 100,000,000 shares of common stock authorized;

D.           Purchaser desires to acquire UTS and Sellers desire to exchange their ownership in UTS for an ownership interest in Purchaser by causing Purchaser to issue to Sellers Seven Million One Hundred Seven Thousand Five Hundred (7,107,500) shares of Purchaser’s common stock in exchange for Seller’s transfer of its 69.5% ownership interest in UTS to Purchaser, upon the terms, provisions, and conditions and for the consideration hereinafter set forth, and thereby merging UTS  with Subsidiary, making UTS a wholly-owned subsidiary of Purchaser;

E.           The parties intend that the exchange of stock qualifies as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the business combination contemplated hereby be accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of UTS, pursuant to which UTS is treated as the continuing entity;

F.           UTS Shareholders will receive restricted stock in DNR following the Effective Date; and

G.           All UTS warrants held by warrant holders will be cancelled upon execution of this Share Exchange Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, intending to be legally bound, the parties agree as follows:

1.  SHARE EXCHANGE.

1.1 EXCHANGE AND ISSUE OF SHARES.  On the terms and subject to the conditions set forth herein, at the Closing,

A.           Purchaser shall issue and deliver validly issued, fully-paid and non-assessable shares of Purchaser’s Common Stock, $0.001 par value per share, to the Sellers as set forth in Schedule 1.1 (Exhibit A attached hereto); and

B.           Sellers shall deliver to Purchaser 7,107,500 book entry shares of UTS common stock, $0.001 par value per share (the "UTS Shares") constituting all of the issued and outstanding capital stock of UTS not owned by Purchaser.

1.2. EFFECTIVE RESULT OF THE SHARE EXCHANGE.  At the Effective Date, UTS, shall be acquired and shall become a wholly-owned subsidiary of Purchaser.

1.3.  DELIVERY OF CERTIFICATES.

(a) The stock transfer agent of Purchaser is Florida Atlantic Stock Transfer, Inc.

(b) Purchaser will, promptly after the Effective Date, issue and deliver to each Seller the respective restricted share certificate representing shares of DNR common stock (each a "New Certificate").

(c) NO FURTHER OWNERSHIP RIGHTS IN UTS. All shares of DNR issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares and warrants to purchase shares of UTS Common Stock, and there shall be no further registration of transfers on the records of UTS, as the Surviving Corporation, of shares or warrants of UTS Common Stock that were outstanding immediately prior to the Effective Date.

1.4.  ACTS TO CARRY OUT THIS EXCHANGE PLAN.

(a) UTS and its proper officers and directors shall do all such acts and things as may be necessary or proper to vest, perfect, or confirm in Purchaser title to such property or rights and otherwise to carry out the purposes of this Share Exchange Agreement.

(b) If, at any time after the Effective Date, Purchaser shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in Purchaser its right, title, or interest in or under any of the rights, properties, or assets of UTS acquired or to be acquired by Purchaser as a result of, or in connection with, the Acquisition, or (ii) otherwise carry out the purposes of this Agreement, UTS and its proper officers and directors shall be deemed to have granted to Purchaser an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in Purchaser and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Purchaser are fully authorized in the name of Purchaser or otherwise to take any and all such action.

1.5.  DIRECTORS AND EXECUTIVE OFFICERS.

(a) Subject to the fiduciary duties of its directors, Purchaser, as promptly as practicable after the Effective Date, shall use its best efforts to cause a change to its existing board of directors such that the following persons will be directors: Daniel Seifer, Keith Tench, Scott Masse, Terry Horne, and Gerald Schiano, until such time as new directors may be appointed or elected in their place or upon their resignation.

2.  EFFECTIVE DATE.

The Effective Date shall be the date and time specified in this Share Exchange Agreement or on such other date as shall be mutually agreed to by UTS and Purchaser.

3.  CONDITIONS PRECEDENT TO PERFORMANCE OF OBLIGATIONS OF THE PARTIES.

The obligations of UTS and Purchaser to consummate the Acquisition shall be subject to the conditions that on or before the Effective Date:

3.1.  APPROVAL BY SHAREHOLDERS OF PUBLIC COMPANY.  The shareholders of Purchaser shall have authorized, ratified, and confirmed the Acquisition by the affirmative vote of a majority of the outstanding shares of Purchaser common stock.

3.2.  FEDERAL INCOME TAXATION.  UTS and Purchaser shall have received a written opinion applying existing law, that the Acquisition shall qualify as reorganization under section 368(a)(1) of the Code and the regulations and rulings promulgated thereunder.  In rendering such opinion, the firm rendering the opinion may require and rely upon representations contained in certificates of officers of UTS, Purchaser, and others.

3.3.  ABSENCE OF LEGAL PROCEEDINGS.  No action, suit, or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Acquisition, or which would reasonably be expected to restrict materially the operation of the business of UTS or the exercise of any rights with respect thereto or to subject either of the parties hereto or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

4.  CONDITIONS PRECEDENT TO PERFORMANCE OF THE OBLIGATIONS OF PUBLIC COMPANY.

The obligations of Purchaser hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Purchaser in writing unless not so permitted by law:

4.1.  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of UTS contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of UTS contained in this Share Exchange Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date.  All covenants and obligations to be performed or met by UTS on or prior to the Effective Date shall have been so performed or met.  On the date of the Effective Date, the chief executive officer and the chief financial officer of UTS shall deliver to Purchaser a certificate to that effect.  The delivery of such certificates shall in no way diminish the warranties, representations, covenants, and obligations of UTS made in this Share Exchange Agreement.

4.2.  NO ADVERSE DEVELOPMENTS.

(a) During the period from March 31, 2008, to the Effective Date, (i) there shall not have been any material adverse effect as defined in section 12.5(c) (a "Material Adverse Effect") with respect to UTS.

(b) As of the Effective Date, there shall be no liabilities of UTS, other than liabilities incurred in the ordinary course of business, which are material to UTS on a consolidated basis which were not reflected in the UTS Interim Financial Statements, as defined in section 6.12 hereof, and there shall be no material deterioration in the quality or market value of the real property, investments and other assets included in such financial statements of UTS.

(c) Purchaser shall have received a certificate dated the Effective Date, signed by the president and the chief financial officer of UTS, certifying to the matters set forth in paragraphs (a) and (b) of this section 4.2.  The delivery of such officers' certificate shall in no way diminish the warranties and representations of UTS made in this Agreement.

4.3.  COMPLETION AND PAYMENT FOR ANNUAL AUDIT.  UTS shall cause to be completed its annual audit for 2007 and shall prepare and present within five (5) days of the Closing to Purchaser interim financial statements prepared by its accountants current through March 31, 2008.

4.4.  EXECUTION OF INVESTMENT LETTERS BY SELLERS.  Each Seller shall each have submitted fully executed Investment Letters in the form attached hereto as Exhibit B.

4.5.  PREPARATION OF FORM 8-K.  A condition of the closing shall be the complete preparation in filing-ready form of the merger Form 8-K.

5.  CONDITIONS PRECEDENT TO PERFORMANCE OF OBLIGATIONS OF UTS.

The obligations of UTS hereunder are subject to the satisfaction, on or prior to the Effective Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by UTS in writing unless not so permitted by law:

5.1.  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Effective Date with the same effect as if such representations and warranties had been made or given at and as of such date, except that representations and warranties of Purchaser contained in this Agreement which specifically relate to an earlier date shall be true and correct in all material respects as of such earlier date.  All covenants and obligations to be performed or met by Purchaser on or prior to the Effective Date shall have been so performed or met.  On the date of the Effective Date, either the president or an executive vice president of Purchaser shall deliver to UTS a certificate to that effect.  The delivery of such officer's certificate shall in no way diminish the warranties, representations, covenants, and obligations of UTS made in this Agreement.

5.2.  NO ADVERSE DEVELOPMENTS.  During the period from March 31, 2008, to the Effective Date, there shall not have been any Material Adverse Effect with respect to Purchaser, and UTS shall have received a certificate dated the date of the Effective Date signed by either the president or an executive vice president of Purchaser to the foregoing effect.  The delivery of such officer's certificate shall in no way diminish the warranties and representations of Purchaser made in this Agreement.

5.3  COMPLETION AND PAYMENT FOR ANNUAL AUDIT.  Purchaser shall prepare and present within five (5) days of the Closing to UTS interim financial statements prepared by its accountants current through March 31, 2008.

6.  REPRESENTATIONS AND WARRANTIES OF PUBLIC COMPANY.

Purchaser represents and warrants to UTS as follows:

6.1.  ORGANIZATION, POWERS, AND QUALIFICATION.  Purchaser is a duly organized, validly existing corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets, to lease its properties and to carry on its business as now conducted.  Purchaser owns or possesses in the operation of its business all franchises, licenses, permits, certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted.

6.2.  EXECUTION AND PERFORMANCE OF AGREEMENT.  Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

6.3.  BINDING OBLIGATIONS, DUE AUTHORIZATION.  Subject to the approval of its shareholders, this Agreement constitutes a valid, legal, and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, or similar law, or by general principles of equity.  The execution, delivery, and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by the board of directors of Purchaser.

6.4.  ABSENCE OF VIOLATIONS.  Purchaser is not (i) in violation of its bylaws, (ii) in violation of any applicable federal, state, or local law or ordinance or any order, rule, or regulation of any federal, state, local, or other governmental agency or body, (iii) in violation of or in default with respect to any order, writ, injunction, or decree of any court, or any order, license, regulation, or demand of any governmental agency; (iv) in violation of any term of any security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate, and Purchaser has not received any claim or notice of violation with respect thereto.

6.5.  ABSENCE OF DEFAULT.  None of the execution or the delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of Purchaser.  None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of Purchaser pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor.

6.6.  SUBSIDIARIES.  Purchaser does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold, with the power to vote, any shares of the capital stock of any entity (including, without limitation, corporations, partnerships, and joint ventures).  There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of Purchaser.  There are no other direct or indirect subsidiaries of Purchaser which are required to be consolidated or accounted for on the equity method in the consolidated financial statements of Purchaser prepared in accordance with generally accepted accounting principles.

6.7.  CAPITAL STRUCTURE.

(a) The authorized capital stock of Purchaser consists of 100,000,000 shares of Purchaser Common Stock having a par value of $.0001 per share, of which, as of the date of this Agreement, 1,000 shares have been duly issued and are validly outstanding, fully paid, and non-assessable, and held by one shareholder of record.  The aforementioned shares of Purchaser Common Stock are the only voting securities of Purchaser authorized, issued, or outstanding as of such date; and there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights, including preemptive rights, calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of Purchaser.  No shares of Purchaser Common Stock are held as treasury shares.  None of the Purchaser Common Stock is subject to any restrictions upon the transfer thereof under the terms of the articles of incorporation or bylaws of Purchaser.

(b) As of the date hereof, to the best of the knowledge of Purchaser, and except for this Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of any issued and outstanding shares of Purchaser Common Stock to vote or to dispose of his, her or its shares of Purchaser Common Stock.

6.8.  ARTICLES OF INCORPORATION, BYLAWS, AND MINUTE BOOKS.  Purchaser has provided UTS with true, correct and complete copies of all of the certificates or articles of incorporation and all amendments thereto, and the bylaws, as amended, of Purchaser and its subsidiaries.  All minute books contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of Purchaser and its subsidiaries since their respective inceptions.  All minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of Purchaser and its subsidiaries and all committees thereof.  Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of Purchaser or its subsidiaries.

6.9.  BOOKS AND RECORDS.  The books and records of Purchaser fairly reflect the transactions to which it is a party or by which its properties are subject or bound.  Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable accounting and legal requirements.  Purchaser follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including using the accrual method of accounting for all items of income and expense.

6.10.  CONTRACTS, COMMITMENTS, ETC.  Purchaser has made available to UTS:

(a) All contracts, agreements, plans or other arrangements applicable to employees, officers, or directors of Purchaser, including compensation, bonus, stock option, stock purchase, medical, disability, group life or other insurance plans and any other remuneration or fringe benefit arrangements.

(b) All material contracts, agreements, leases, mortgages, and commitments to which Purchaser is a party or may be bound; or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments.

(c) All contracts, agreements, leases, mortgages, and commitments, whether or not material, to which Purchaser is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation or performance of any of the transactions contemplated thereby or, if any of the same be oral, true, accurate, and complete written summaries of all such oral contracts, agreements, leases, mortgages, and commitments.

(d) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not material, to which Purchaser is a party or may be bound and which relate to land, buildings, fixtures, or other real property.

(e) All federal, state, and local tax returns, including any amended returns, filed by Purchaser for the year 2006, a copy of the calculation of the tax provision made by Purchaser for the year 2007 and the interim period ended March 31, 2008, as recorded on its books and records, and a copy of all substantive correspondence or other documents or agreements received from or entered into with the Internal Revenue Service (the "IRS") or any other taxing authority since March 31, 2008, or that would have continuing effect after the Effective Date.

6.11.  MATERIAL CONTRACT DEFAULTS.  All contracts, agreements, leases, mortgages, or commitments referred to in section 6.10 hereof are valid and in full force and effect on the date hereof.  As of the date of this Agreement and as of the Effective Date, neither Purchaser nor its subsidiaries will be in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

6.12. SEC FILINGS; FINANCIAL STATEMENTS.

(a) Purchaser has made available to UTS a correct and complete copy of each report and registration statement filed by Purchaser with the SEC (the "Purchaser SEC Reports"), which are all the forms, reports and documents required to be filed by Purchaser with the SEC prior to the date of this Agreement. As of their respective dates the Purchaser SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in Purchaser SEC Reports, including each Purchaser SEC Report filed after the date hereof until the Closing, complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto and was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents or will fairly present in all material respects the financial position of Purchaser at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements: (i) were, are or will be subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Purchaser taken as a whole, and, if such adjustments have been made, then the financial statements contain an affirmative statement that the financial statements have been adjusted in order to make the financial statements not misleading, as required by Regulation S-B or Regulation S-K, as applicable; and (ii) contain a report of the reviewing independent accountant as required by Regulation S-B or Regulation S-K, as applicable.

(c)  In addition, Purchaser has furnished to UTS its consolidated audited balance sheet as of December 31, 2007, and its related audited statements of operations, changes in stockholders' equity and cash flows for the fiscal year periods then ended, and the notes thereto, and its unaudited balance sheet as of March 31, 2008 and its related unaudited statements of operations, changes in stockholders' equity and cash flows for the three month period then ended (the “Purchaser Interim Financial Statements”) (collectively, the "Purchaser Financial Statements").  All of the Purchaser Financial Statements, including the related notes, (i) were prepared in accordance with generally accepted accounting principles consistently applied in all material respects (subject, in the case of the Purchaser Interim Financial Statements, to recurring audit adjustments normal in nature and amount), (ii) are in accordance with the books and records of Purchaser, (iii) fairly reflect the financial position of Purchaser as of such dates and the results of operations of Purchaser for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items.

6.13.  ABSENCE OF UNDISCLOSED LIABILITIES.  At March 31, 2008, Purchaser had no obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which was material, or which when combined with all similar obligations or liabilities would have been material, to Purchaser, except as disclosed in the Purchaser Interim Financial Statements.  The amounts set up as current liabilities for taxes in the Purchaser Interim Financial Statements are sufficient for the payment of all federal, state and local income, payroll, withholding, real estate, and other taxes of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not ("Tax" or "Taxes") accrued in accordance with generally accepted accounting principles and unpaid at December 31, 2007.  Since December 31, 2007, Purchaser neither incurred nor paid any obligation or liability that would be material (on a consolidated basis) to Purchaser, except (x) for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with past practices, or (y) as set forth on Schedule 6.13 hereof, or (z) as expressly contemplated herein.

6.14. ABSENCE OF CERTAIN DEVELOPMENTS; QUALITY OF ASSETS. Since March 31, 2008, there has been no Material Adverse Effect with respect to Purchaser, its business, operations or financial condition including no material deterioration in the quality or market value of its assets, including those real properties, investments and other assets included in the Purchaser Interim Financial Statements.  Since March 31, 2008, Purchaser has conducted its business only in the ordinary course of such business and consistent with past practice.

6.15.  TAX MATTERS.

(a) All Tax returns and reports required to be filed by or on behalf of Purchaser have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired, and all returns filed are complete and accurate and properly reflect their Taxes for the periods covered.  All Taxes shown or required to be shown on filed returns have been paid, except for any not yet due and payable.

(b) Purchaser has in all material respects satisfied all federal, state, local, and foreign withholding tax requirements including but not limited to income, social security, and employment tax withholding.

6.16.                 Reserved.

6.17.  TRANSACTIONS WITH AFFILIATES.  Except as set forth on Schedule 6.17 hereof, (a) none of the officers, directors, or beneficial holders of 5 percent or more of the common stock of Purchaser or UTS has any ongoing material transaction with Purchaser or UTS on the date of this Agreement; (b) no Insider has any ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with Purchaser or UTS not in the ordinary course of business.

6.18.  OTHER INSURANCE.  Purchaser carries insurance with reputable insurers in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its businesses.  All such policies of insurance are in full force and effect, and no notice of cancellation has been received.  All premiums to date have been paid in full.  Purchaser is not in default with respect to any such policy that is material to it.

6.19.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

(a) Schedule 6.19 hereto contains a complete list of all employee benefit plans of Purchaser, including group insurance contracts, life insurance, health insurance, severance, and all other employee benefit plans, agreements or arrangements, whether formal or informal, whether written or oral, whether legally binding or not, under which any current or former employee of Purchaser has any present right to future benefits or payments or under which Purchaser has any present or future liability (together, the "Purchaser Plans").

(b) As to each of the Purchaser Plans, Purchaser has made available to UTS true, complete, current, and accurate copies of the executed document or documents governing the plan, including the related agreement, insurance policy, and summary plan description (or other description in the case of an unwritten plan).

(c) Purchaser has no liability under any Purchaser Plan which is not reflected in the Interim Purchaser Financial Statements (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, bonus, vacation, incentive compensation, and anniversary awards, provided that such liabilities are not in any event material).

(d) Purchaser has never maintained, established, sponsored, participated in or contributed to any employee benefit plan within the meaning of Section 3(1) or Section 3(2) of the Employee Income Security Act of 1974, as amended (“ERISA”).

(e) Purchaser (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting or relating to employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

6.20.  COMPENSATION.

(a) Schedule 6.20 hereto contains a true and correct statement of the names, relationships with Purchaser, aggregate compensation for the interim period ended March 31, 2008, and present rates of compensation and (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), of each director, officer, or other employee or agent of Purchaser whose aggregate compensation for the fiscal year ended December 31, 2005, at present rates, would be expected to exceed the rate of $5,000 per annum.

(b) Except as set forth on Schedule 6.20 hereto, since March 31, 2008, Purchaser has not changed the rate of compensation of any of its directors, officers, employees or agents nor has any contract, agreement, plan, or other arrangement been entered into or amended to increase the compensation, payments or benefits thereunder.

6.21.  ENVIRONMENTAL LIABILITY.

(a) Purchaser is not in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment ("Environmental Laws").

(b) Purchaser has not received notice that it has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, nor has Purchaser or its subsidiaries received any notification that any hazardous waste, as defined by 42 U.S.C. section 6903(5), any hazardous substances, as defined by 42 U.S.C. section 9601(14), any “pollutant or contaminant”, as defined by 42 U.S.C. section 9601(33), or any toxic substance, hazardous materials, oil, or other chemicals or substances regulated by any Environmental Laws ("Hazardous  Substances") that it has disposed of, has been found at any site at which a federal or state agency is conducting a remedial investigation or other action pursuant to any Environmental Law.

6.22.  REAL AND PERSONAL PROPERTY.  Purchaser possesses good and marketable title to and owns, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would materially interfere with the business or operations of Purchaser, its real and personal property and other assets, including without limitation those properties and assets reflected in the Purchaser Interim Financial Statements, or acquired by Purchaser subsequent to the date thereof.  The leases pursuant to which Purchaser leases real or personal property as lessee are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any event which, with the giving of notice or lapse of time or otherwise, would constitute a material default.  The real properties leased by Purchaser as lessor are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any notice of pending default by any lessee which would have a Material Adverse Effect on Purchaser.  The real properties leased by Purchaser as lessor are in good repair and normal operating condition and are free from any known defects, except minor defects, that would materially interfere with the continued lease of the property.

6.23.  CAPITAL EXPENDITURES.  Except as set forth on Schedule 6.23 hereof, Purchaser does not have any outstanding commitments to make capital expenditures or other asset purchases which, in the aggregate, exceeds $50,000.

6.24.  INTERNAL CONTROLS.  Purchaser maintains internal controls to provide reasonable assurance to its board of directors and officers that its assets are safeguarded, its records and reports are prepared in compliance with all applicable legal and accounting requirements and with its internal policies and practices, and applicable federal, state, and local laws and regulations are complied with.  These controls extend to the preparation of its financial statements to provide reasonable assurance that the statements are presented fairly in conformity with generally accepted accounting principles.  The controls contain self-monitoring mechanisms, and appropriate actions are taken on significant deficiencies as they are identified.

6.25.  ACCOUNTING TREATMENT.  Purchaser is aware of no reason why the Acquisition will fail to qualify as a reverse acquisition under the purchase method for business combinations.

6.26.  DISCLOSURE.  No representation or warranty hereunder and no certificate, statement, or other document delivered by Purchaser hereunder or in connection with this Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.  There is no fact known to Purchaser that might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the Purchaser Financial Statements, this Agreement or other document delivered by Purchaser to UTS.  Copies of all documents delivered to UTS by Purchaser under this Agreement are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

7.  COVENANTS OF PUBLIC COMPANY.

Purchaser covenants and agrees as follows:

7.1.  RIGHTS OF ACCESS.  From the date hereof to the Effective Date, Purchaser shall give to UTS and to its representatives, including its certified public accountants full access during normal business hours to all of the property, documents, contracts, books, and records of Purchaser, and such information with respect to its business affairs and properties as UTS from time to time may reasonably request.

7.2.  EXTRAORDINARY TRANSACTIONS.  Without the prior written consent of UTS, Purchaser will not, on or after the date of this Agreement:  (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities or grant any options to acquire such additional securities; (c) either (i) merge into, consolidate with, or sell or otherwise dispose of its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or (ii) engage in any discussions concerning such a possible transaction except as explicitly contemplated herein unless the board of directors of Purchaser, based upon the advice of legal counsel, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law; (d) convert the form of entity of Purchaser from that in existence on the date of this Agreement to any other form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $20,000 or which in the aggregate exceed $50,000; (i) except for increases in the ordinary course of business in accordance with past practices, and except as explicitly contemplated by this Agreement, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (j) except as otherwise required by law, create or modify any  profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit;  (k) enter into any employment or personal services contract with any person or firm, except directly to facilitate the transactions contemplated by this Agreement; nor (l) change the nature or increase the concentration of risk of investments and of cash and cash equivalents.

7.3.  PRESERVATION OF BUSINESS.  Purchaser will (a) carry on its business and manage its assets and properties diligently and substantially in the same manner as heretofore; (b) use commercially reasonable efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel; (c) use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with all those entities having business dealings with it; (d) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and (e) conduct its affairs so that at the Effective Date none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions.

7.4.  AFFILIATES.  Purchaser will furnish to UTS a list of all persons known to Purchaser who at the date of this Share Exchange Agreement may be deemed to be “affiliates” of Purchaser within the meaning of Rule 145 under the Securities Act.

7.5.  PURCHASE METHOD TREATMENT.  Purchaser will take no action that would prevent or impede the Acquisition from qualifying as a reverse acquisition under the purchase method for business combinations.

7.6.  UPDATED SCHEDULES.  Not less than fifteen business days prior to the Effective Date and as of the Effective Date, Purchaser will deliver to UTS any updates to the schedules to its representations which may be required to disclose events or circumstances arising after the date hereof.  Such schedules shall be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all material respects as of the date such schedule is updated, and the updated schedule shall not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such updated schedule.  For purposes of determining whether the conditions set forth in section 4.1 to UTS's obligations have been met, any such updated schedules delivered to UTS shall be disregarded unless UTS shall have agreed to accept any changes reflected in such updated schedules.

7.7.  SUBSEQUENT EVENTS.  Until the Effective Date, Purchaser will immediately advise UTS in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or which (if existing and known at any time prior to or at the Effective Date) would cause a condition to UTS's obligations under this Agreement not to be fully satisfied.

8.  REPRESENTATIONS AND WARRANTIES OF UTS.

UTS, by and through Sellers, represents and warrants to Purchaser as follows:

8.1.  ORGANIZATION, POWERS, AND QUALIFICATION.  UTS is a duly organized, validly existing corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its property and assets, to lease properties used in its business, and to carry on its business as now conducted.  UTS owns or possesses in the operation of its business all franchises, licenses, permits, certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for it to conduct its business as now conducted.

8.2.  EXECUTION AND PERFORMANCE OF AGREEMENT.  UTS has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective terms.

8.3.  BINDING OBLIGATIONS, DUE AUTHORIZATION.  Subject to the approval of its shareholders, this Share Exchange Agreement constitutes a valid, legal, and binding obligation of UTS, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, or similar law, or by general principles of equity.  The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by the board of directors of UTS.

8.4.  ABSENCE OF DEFAULT.  None of the execution or the delivery of this Share Exchange Agreement, the consummation of the transactions contemplated hereby, or the compliance with or fulfillment of the terms hereof will conflict with, or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under the organizational documents or bylaws of UTS.  None of such execution, consummation, or fulfillment will (a) conflict with, or result in a material breach of the terms, conditions, or provisions of, or constitute a material violation, conflict, or default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon, any of the property or assets of UTS pursuant to any material agreement or instrument under which it is obligated or by which any of its properties or assets may be bound, including without limitation any material lease, contract, mortgage, promissory note, deed of trust, loan, credit arrangement or other commitment or arrangement of it in respect of which it is an obligor.

8.5.  CAPITAL STRUCTURE.

(a) The authorized common stock of UTS as of the date of this Share Exchange Agreement consists of 100,000,000 shares of UTS Common Stock having a par value of $.0001 per share, of which, as of the date of this Agreement, 11,107,500 shares have been duly issued and are validly outstanding, fully paid and non-assessable, and held by thirty-seven (37) shareholders of record.  The aforementioned shares of UTS Common Stock are the only voting securities of UTS authorized, issued, or outstanding as of the date of this Agreement; and there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights, including preemptive rights, calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of UTS.

(b) As of the date hereof, to the best of the knowledge of UTS, and except for this Share Exchange Agreement, there are no shareholder agreements, or other agreements, understandings, or commitments relating to the right of any holder or beneficial owner of any issued and outstanding shares of UTS Common Stock to vote or to dispose of his, her or its shares of UTS Common Stock.

8.6.  BOOKS AND RECORDS.  The books and records of UTS fairly reflect the transactions to which it is a party or by which its properties are subject or bound.  Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable accounting and legal requirements.  UTS follows generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of its books of account and financial statements, including using the accrual method of accounting for all items of income and expense.  UTS has made all accruals in amounts that accurately report income and expense in the proper periods in accordance with generally accepted accounting principles.  UTS has filed all material reports and returns required by any law or regulation to be filed by it.

8.7.  FINANCIAL STATEMENTS.  UTS has furnished to Purchaser its audited balance sheet as of each of December 31, 2007 and 2006, and its related audited consolidated statements of operations, changes in stockholders' equity and cash flows for each of the fiscal year periods then ended, and the notes thereto, and its unaudited balance sheet as of March 31, 2008 and its related unaudited statements of operations, changes in stockholders' equity and cash flows for the nine month period then ended (the “UTS Interim Financial Statements”) (collectively, the "UTS Financial Statements").  All of the UTS Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles consistently applied in all material respects (subject, in the case of the UTS Interim Financial Statements, to recurring audit adjustments normal in nature and amount), (b) are in accordance with the books and records of UTS, (c) fairly reflect the consolidated financial position of UTS as of such dates, and the consolidated results of operations of UTS for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items.

8.8.  ARTICLES OF INCORPORATION, BYLAWS, AND MINUTE BOOKS.  UTS has provided Purchaser with true, correct and complete copies of all of UTS’s certificates or articles of incorporation, the bylaws, and all amendments thereto, and the minute books.  All minute books contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the shareholders of UTS since its inception.  All minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the shareholders and boards of directors of UTS and all committees thereof.  Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committee thereof) or of shareholders of UTS.

8.9.  ABSENCE OF CERTAIN DEVELOPMENTS.  Since March 31, 2008, there has been (a) no Material Adverse Effect with respect to UTS, (b) no material decrease in the value of the assets of UTS  (c) no material increase in the level of liabilities of UTS.  Since March 31, 2008, UTS has conducted its business only in the ordinary course of such business and consistent with past practice.

8.10.  DISCLOSURE.  No representation or warranty hereunder and no certificate, statement, or other document delivered by UTS hereunder or in connection with this Share Exchange Agreement or any of the transactions contemplated thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.  There is no fact known to UTS that might materially adversely affect its business, assets, liabilities, financial condition, results of operations, or prospects which has not been disclosed in the UTS Financial Statements or a certificate, schedule or other document delivered by UTS to Purchaser.  Copies of all documents delivered to Purchaser by UTS under this Agreement are true, correct, and complete copies thereof and include all amendments, supplements, and modifications thereto and all waivers thereunder.

9.  COVENANTS OF UTS.

UTS, by and through Keith Tench, covenants and agrees as follows:

9.1.  RIGHTS OF ACCESS.  From the date hereof to the Effective Date, UTS shall give to Purchaser and to its representatives, including itsr certified public accountants reasonable access during normal business hours upon reasonable advance notice to all of the property, documents, contracts, books, and records of UTS, and such information with respect to its business affairs and properties as Purchaser from time to time may reasonably request, and Purchaser will be furnished with copies of all such books, records, agreements and other documents as may be reasonably requested by it.  In connection with such investigation, Purchaser will also be permitted to speak with such officers, directors, creditors, lessees, lessors, customers and litigation counsel of UTS as Purchaser may specify.

9.2.  EXTRAORDINARY TRANSACTIONS.  Without the prior written consent of Purchaser, UTS will not, on or after the date of this Share Exchange Agreement: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock; (b) declare or distribute any stock dividend nor authorize a stock split; (c) merge into, consolidate with, or sell or otherwise dispose of its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein; (d) convert the form of entity of UTS from that in existence on the date of this Share Exchange Agreement to any other form of entity; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $20,000 or which in the aggregate exceed $50,000; (i) except for increases in the ordinary course of business in accordance with past practices and except as explicitly contemplated by this Agreement, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (j) except as otherwise required by law, create or modify any pension or profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; (k) enter into any employment or personal services contract with any person or firm, except directly to facilitate the transactions contemplated by this Share Exchange Agreement; nor (l) change the nature or increase the concentration of risk of  cash and cash equivalents.

9.3.  PRESERVATION OF BUSINESS.  UTS will (a) carry on its business and manage its assets and property diligently and substantially in the same manner as heretofore; (b) use commercially reasonable efforts to continue in effect its present insurance coverage on all property, assets, business, and personnel; (c) use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with those entities having business dealings with it; (d) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and (e) conduct its affairs so that at the Effective Date none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions.

9.4.  SHAREHOLDERS’ MEETING.  Unless a majority of shareholders shall provide their written consent, UTS shall hold a meeting of its shareholders in accordance with the NRS to consider and vote upon this Agreement.  Subject to its fiduciary duty to shareholders, the board of directors of UTS shall recommend to its shareholders that this Agreement be adopted.

9.5.  SUBSEQUENT EVENTS.  Until the Effective Date, UTS will immediately advise Purchaser in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or which (if existing and known at the time of the Effective Date) would cause a condition to Purchaser's obligations under this Share Exchange Agreement not to be fully satisfied.

9.6.  UPDATED SCHEDULES.  Not less than fifteen business days prior to the Effective Date and as of the Effective Date, UTS will deliver to Purchaser any updates to the schedules to its representations which may be required to disclose events or circumstances arising after the date hereof.  Such schedules shall be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all material respects as of the date such schedule is updated, and the updated schedule shall not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such updated schedule.  For purposes of determining whether the conditions set forth in section 4.1 to UTS's obligations have been met, any such updated schedules delivered to Purchaser shall be disregarded unless Purchaser shall have agreed to accept any changes reflected in such updated schedules.

10.  CLOSING.

10.1.  PLACE AND TIME OF CLOSING.  Closing shall take place at the offices of Russell C. Weigel, III, P.A., at 5775 Blue Lagoon Drive, Suite 100, Miami, Florida 33126, or such other place as the parties choose, commencing at 1:00 p.m., Eastern Standard Time, on the date of the Effective Date, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

11.  TERMINATION, WAIVER, AND AMENDMENT.

11.1.  TERMINATION BY REASON OF LAPSE OF TIME.  This Agreement may be terminated by any party after July 1, 2008, by instrument duly authorized and executed and delivered to the other party, unless the Effective Date shall have occurred.

11.2.  GROUNDS FOR TERMINATION.  This Agreement may be terminated by written notice of termination at any time before the Effective Date (whether before or after action by stockholders of Purchaser or UTS):

(a) by mutual consent of the parties hereto;

(b) by UTS, upon written notice to Purchaser given at any time (i) if any of the representations and warranties of Purchaser contained in section 6 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by Purchaser of any covenant or agreement of Purchaser contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to Purchaser, and which inaccuracy, breach, or failure, if continued to the Effective Date, would result in any condition set forth in section 4 hereof not being satisfied;

(c) by Purchaser, upon written notice to UTS given at any time (i) if any of the representations and warranties of UTS contained in section 8 hereof was materially incorrect when made, or (ii) in the event of a material breach or material failure by UTS of any covenant or agreement of UTS contained in this Agreement which has not been, or cannot be, cured within thirty days after written notice of such breach or failure is given to UTS, and which inaccuracy, breach, or failure, if continued to the Effective Date, would result in any condition set forth in section 5 hereof not being satisfied.

(d) by either UTS or Purchaser upon written notice given to the other if the shareholders of either UTS or Purchaser shall have voted on and failed to adopt this Agreement, at the meeting of such shareholders called for such purpose.

11.3.  EFFECT OF TERMINATION.  In the event of the termination and abandonment hereof pursuant to the provisions of section 11.1 or section 11.2, this Agreement shall become void and have no force or effect without any liability on the part of UTS, Purchaser, or their respective directors or officers or shareholders, in respect of this Agreement.  Notwithstanding the foregoing, as provided in section 12.4 of this Agreement, the confidentiality agreement contained in that section shall survive such termination.

11.4.  WAIVER OF TERMS OR CONDITIONS.  Any of the terms or conditions of this Agreement, to the extent legally permitted, may be waived at any time prior to the Effective Date by the party which is, or whose shareholders are, entitled to the benefit thereof, by action taken by that party, by the board of directors of such party, or by its chairman, or by its president; provided that such waiver shall be in writing and shall be taken only if, in the judgment of the party, board of directors, or officer taking such action, such waiver will not have a materially adverse effect on the benefits intended hereunder to it or to the shareholders of its or his corporation; and the other parties hereto may rely on the delivery of such a waiver as conclusive evidence of such judgment and the validity of the waiver.

11.5.  AMENDMENT.  Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the exhibit hereto may be amended, supplemented, or interpreted at any time prior to the Effective Date by written instrument only duly authorized and executed by each of the parties hereto; provided, however, that (except as specifically provided herein or as may be approved by such shareholders) this Share Exchange Agreement may not be amended after:

(a) the action by shareholders of Purchaser in any respect that would change (i) the amount or kind of shares, obligations, cash, property, or rights to be received in exchange for or on conversion of the Purchaser Common Stock;  (ii) any term of the certificate of incorporation of UTS to be effected by the Acquisition; or (iii) any of the terms and conditions of this Agreement if the change would adversely affect the shareholders of Purchaser, or

(b) the action by shareholders of UTS in any respect that would change (i) the amount or kind of shares, obligations, cash, property, or rights to be received in exchange for the UTS Common Stock to be delivered in the Acquisition; (ii) any term of the certificate of incorporation of UTS to be effected by the Acquisition; or (iii) any of the terms and conditions of this Agreement if the change would adversely affect the shareholders of UTS.

12.  GENERAL PROVISIONS.

12.1.  ALLOCATION OF COSTS AND EXPENSES.  Except as provided in this section, each party hereto shall pay its own fees and expenses, including without limitation the fees and expenses of its own counsel and its own accountants and tax advisers, incurred in connection with this Agreement and the transactions contemplated hereby.

12.2.  MUTUAL COOPERATION.  Subject to the terms and conditions herein provided, each party shall use its best efforts, and shall cooperate fully with the other party, in expeditiously carrying out the provisions of this Agreement and in expeditiously making all filings and obtaining all necessary approvals, and as soon as practicable shall execute and deliver, or cause to be executed and delivered, such notifications and additional documents and instruments and do or cause to be done all additional things necessary, proper, or advisable under applicable law to consummate and make effective on the earliest practicable date the transactions contemplated hereby.

12.3.  FORM OF PUBLIC DISCLOSURES.  UTS and Purchaser shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby and shall not issue any such public disclosure prior to such consultation.  Approval by UTS or Purchaser of such public disclosure shall not be unreasonably withheld.

12.4.  CONFIDENTIALITY.  UTS and Purchaser shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement.  Neither UTS nor Purchaser shall use any of such information for any other purpose, including, without limitation, the competitive detriment of any other party.  UTS and Purchaser shall maintain as strictly confidential all information each of them learns from the other and shall, at any time after termination of this Agreement in accordance with the terms hereof, upon the request of the other, return promptly to it all documentation provided by it or made available to third parties.  Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants, provided that such parties are advised of the confidential nature of such information and agree to be bound by the terms of this section 12.4.  The confidentiality agreement contained in this section 12.4 shall remain operative and in full force and effect, and shall survive the termination of this Agreement.

12.5.  STANDARD OF MATERIALITY AND OF MATERIAL ADVERSE EFFECT.

(a) For purposes of sections 4, 6, and 7 of this Share Exchange Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of Purchaser as of March 31, 2008, as determined in accordance with generally accepted accounting principles.

(b) For purposes of sections 5, 8, and 9 of this Share Exchange Agreement, the terms "material" and "materially," when used with reference to items normally expressed in dollars, shall be deemed to refer to amounts individually and in the aggregate in excess of 3 percent of the shareholders' equity of UTS as of March 31, 2008, as determined in accordance with generally accepted accounting principles.

(c) The term "Material Adverse Effect" wherever used in this Share Exchange Agreement shall mean, with respect to a party, a material adverse effect on the business, results of operations, financial condition, including the market value of any of the assets, or prospects of such party and its subsidiaries taken as a whole.

12.6.  COUNTERPARTS.  This Share Exchange Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto.  It shall not be necessary in making proof of this Share Exchange Agreement or any counterpart hereof to produce or account for the other counterpart.

12.7.  ENTIRE AGREEMENT.  This Share Exchange Agreement sets forth the entire understanding of the parties hereto with respect to their commitments to each other and their undertakings vis-à-vis each other on the subject matter hereof.  Any previous agreements or understandings among the parties regarding the subject matter hereof are merged into and superseded by this Share Exchange Agreement.  Nothing in this Share Exchange Agreement express or implied is intended or shall be construed to confer upon or to give any person, other than UTS, Purchaser, and their respective shareholders, any rights or remedies under or by reason of this Share Exchange Agreement.

12.8.  SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS.  None of the representations, warranties, covenants, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Effective Date, except for sections 12.4 and 12.6, and those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Date.

12.9.  SECTION HEADINGS.  The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

12.10.  NOTICES.

A.                 All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid.  All communications shall be addressed to the appropriate address of each party as follows:

If to Sellers:	If to Dynamic Natural Resources, Inc.:

See Attached List	Attention: Scott Masse
78 South Street
Wrentham, MA 02093

If to Dynamic Merger Shell, Inc.:	If to Universal Tracking Solutions, Inc.:

Attention: Scott Masse	Attention: Keith Tench
78 South Street	3317 South Higley Road, Suite 114-475
Wrentham, MA 02093	Gilbert, AZ 85297

B.           For purposes of notice, the address of each Party will be the address first set forth above; provided, however, that each Party will have the right to change its respective address for notices hereunder to another location by giving ten (10) days advance written notice to the other Party in the manner set forth above.

C.           All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.

12.11.  CHOICE OF LAW.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of law thereof.  Each of the parties agrees that it may be served with process in any action with respect to this Share Exchange Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested at the address provided in Section 12.10 above or for Sellers, in the attached signature pages, or to its registered agent for service of process in the State of Nevada, if applicable.

12.12.  KNOWLEDGE OF A PERSON.  References in this Share Exchange Agreement to the knowledge of a party shall mean the actual knowledge possessed by the present executive officers of such party.

12.13.  BINDING AGREEMENT.  This Share Exchange Agreement shall be binding upon the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLERS:

By:_______________________                                                                           Dated:________________________
Terrell J. Horne
40160 N Bexhill Way
Queen Creek, AZ 85240

By:_______________________                                                                           Dated:________________________
Ryan Clemons
18664 E Swan Dr.
40160 N Bexhill Way
Queen Creek, AZ 85242

By:_______________________                                                                           Dated:________________________
Anna M. Iniguez
3808 E. Fairview Street
Gilbert, AZ 85296

By:_______________________                                                                           Dated:________________________
Bennett Lofoco

By:_______________________                                                                           Dated:________________________
Brett Gaziano
7 E. Bishop Dr.
Tempe, AZ 85282

By:_______________________                                                                           Dated:________________________
James Gorney

By:_______________________                                                                           Dated:________________________
James L. Young
18563 E Sparrow Dr
Queen Creek, AZ 85242

By:_______________________                                                                           Dated:________________________
Allen Zaleski
7360 N. Mistwood Dr
White Lake, MI 48383

By:_______________________                                                                           Dated:________________________
John Friday
3425 Corkwood Dr
Sterling Heights, MI 48314

By:_______________________                                                                           Dated:________________________

William J. O'Hara
1863 Ridgewood Circle
Saline, MI 48176

By:_______________________                                                                           Dated:________________________
Rosita C. Henry
5167 Boardman Drive
Onsted, MI 49265

By:_______________________                                                                           Dated:________________________
Jerry D. Henry
5167 Boardman Drive
Onsted, MI 49265

By:_______________________                                                                           Dated:________________________
Gerri B. Szuter
201 Burlingame Ave
Burlingame, CA 94010

By:_______________________                                                                           Dated:________________________
Karen Tench
1193 E. Mary Ln.
Gilbert, AZ 95295

By:_______________________                                                                           Dated:________________________
Julie Varland
540 W. Musket Place
Chandler, AZ 85248

By:_______________________                                                                           Dated:________________________
Paul M. Kelton
1745 Spruce Drive
Commerce, MI 48390

By:_______________________                                                                           Dated:________________________
Clay Keith
1021 E Mountain Vista Dr
Phoenix, AZ 85048

By:_______________________                                                                           Dated:________________________
Valerie Lester
1485 E Cassia Ln.
Gilbert, AZ 85296

By:_______________________                                                                           Dated:________________________
Ryan Clemons
18664 E Swan Dr.
Queen Creek, AZ 85242

By:_______________________                                                                           Dated:________________________
Nickels Living Trust
4845 S. Strike It Rich Dr.
Gold Canyon, AZ 85218

By:_______________________                                                                           Dated:________________________
Harvey Sobatka
560 Grove Dr.
Alpine, UT 84004

By:_______________________                                                                           Dated:________________________
Gregory Douglas Light
30711 Ardmore Ct.
Novi, MI 48377

By:_______________________                                                                           Dated:________________________
Wilson Nickels
24543 Martel Dr.
Farmington Hills, MI 48335

By:________________________________________                                                                                                           Dated:________________________
Paul and Denise Chirco
3045 Harrow Way
Shelby Township, MI 48316

By:________________________________________                                                                                                           Dated:________________________
Kristie and Gregory Horst
5026 Owen Rd.
Linden, MI 48451

By:_______________________                                                                                                   Dated:________________________
Douglas Light
48733 Hidden Oaks
Utica, MI 48317

By:________________________________________                                                                                                           Dated:________________________
Lee and Carol Detrick
1310 Lakeshore Dr
Brooklyn, MI 48230

By:_______________________                                                                                                   Dated:________________________
Lee Detrick
1310 Lakeshore Dr
Brooklyn, MI 48230

By:_______________________                                                                                                   Dated:________________________
Trysha Braun

By:_______________________                                                                                                   Dated:________________________
Brian Smolinski
4921 Knollcrest Court
Commerce Twp, MI 48382

By:_______________________                                                                                                   Dated:________________________
Mark Macnak

By:_______________________                                                                                                   Dated:________________________
Mark Seifer
647 Mill Pointe Drive
Milford, MI 48381

[THIS AREA IS INTENTIONALLY LEFT BLANK]

AUTHORIZATION OF KEITH TENCH

I HEREBY STATE UNDER OATH that the above instrument is entered into as my free and voluntary act and deed for the uses and purposes therein mentioned.

Keith Tench

STATE OF ARIZONA                                        }
}           ss:
COUNTY OF                                                        }

Sworn to and subscribed before me this __________ day of May, 2008, by KEITH TENCH. He personally appeared before me at the time of this notarization.  He is:
Personally Known to me __________  OR     Produced Identification .
Type of Identification Produced:  __________                                                                                               .

_________________________________________
Notary Public

_________________________________________
Print Name

State of Arizona Commission No.: _________________________________________

AUTHORIZATION OF DANIEL SEIFER

I HEREBY STATE UNDER OATH that the above instrument is entered into as my free and voluntary act and deed for the uses and purposes therein mentioned.

Daniel Seifer

STATE OF MICHIGAN                                     }
}           ss:
COUNTY OF                                                        }

Sworn to and subscribed before me this __________  day of May, 2008, by DANIEL SEIFER. He personally appeared before me at the time of this notarization.  He is:
Personally Known to me  ____________   OR     Produced Identification .

_________________________________________
Notary Public

_________________________________________
Print Name

State of Michigan Commission No.: _________________________________________

AUTHORIZATION OF DYNAMIC MERGER SHELL, INC.

I HEREBY STATE UNDER OATH that the above instrument is entered into as a free and voluntary act and deed of Dynamic Merger Shell, Inc., for the uses and purposes therein mentioned, and I am authorized to execute the above instrument and that the seal affixed hereto is the corporate seal of Dynamic Merger Shell, Inc.

DYNAMIC MERGER SHELL, INC.

Scott Masse, Chairman

STATE OF MASSACHUSETTS                      }
}           ss:
COUNTY OF                                                        }

Sworn to and subscribed before me this _____________day of May, 2008, by SCOTT MASSE. He personally appeared before me at the time of this notarization.  He is:
Personally Known to me    _____________ OR     Produced Identification .

_________________________________________
Notary Public

_________________________________________
Print Name

State of Massachusetts Commission No.: _________________________________________

AUTHORIZATION OF DYNAMIC NATURAL RESOURCES, INC.

I HEREBY STATE UNDER OATH that the above instrument is entered into as a free and voluntary act and deed of Dynamic Natural Resources, Inc., for the uses and purposes therein mentioned, and I am authorized to execute the above instrument and that the seal affixed hereto is the corporate seal of Dynamic Natural Resources, Inc.

DYNAMIC NATURAL RESOURCES, INC.

Scott Masse, Chairman

STATE OF MASSACHUSETTS                       }
}           ss:
COUNTY OF                                                         }

Sworn to and subscribed before me this ________   day of May, 2008, by SCOTT MASSE. He personally appeared before me at the time of this notarization.  He is:
Personally Known to me   ____________ OR     Produced Identification .

_________________________________________
Notary Public

_________________________________________Print Name

State of Massachusetts Commission No.: _________________________________________

AUTHORIZATION OF UNIVERSAL TRACKING SOLUTIONS, INC.

I HEREBY STATE UNDER OATH that the above instrument is entered into as a free and voluntary act and deed of Universal Tracking Solutions, Inc., for the uses and purposes therein mentioned, and I am authorized to execute the above instrument and that the seal affixed hereto is the corporate seal of Universal Tracking Solutions, Inc.

UNIVERSAL TRACKING SOLUTIONS, INC.

Keith A. Tench, President

STATE OF ARIZONA                                        }
}           ss:
COUNTY OF                                                        }

Sworn to and subscribed before me this _____________ day of May, 2008, by KEITH TENCH. He personally appeared before me at the time of this notarization.  He is:
Personally Known to me   ____________OR     Produced Identification .
Type of Identification Produced:                                                                                                .

_________________________________________
Notary Public

_________________________________________
Print Name

State of Arizona Commission No.:  _________________________________________

EXHIBIT A

SCHEDULE 1.1

Exchange of Shares in the Reorganized Purchaser

Shareholder	Former UTS Shares	Former % of UTS	New DNR Shares	New % DNR
Keith A. Tench	2,590,000	19.7	2,590,000
Terrell J. Horne	200,000	1.4	200,000
Ryan Clemons	100,000	0.7	100,000
Anna M. Iniguez	350,000	2.7	350,000
Bennett Lofoco	50,000	0	50,000
Brett Gaziano	10,000	0	10,000
James Gorney	500,000	3.8	500,000
Daniel Seifer	1,716,286	22.8	1,716,286
James L. Young	35,000	0	35,000
Allen Zaleski	100,000	0.7	100,000
Mark Purdy	25,000	0	25,000
John Friday	75,000	0	75,000
William J. O'Hara	200,000	1.5	200,000
Rosita C. Henry	19,000	0	19,000
Jerry D. Henry	23,500	0	23,500
Gerri B. Szuter	50,000	0	50,000
Karen Tench	50,000	0	50,000
Julie Varland	25,000	0	25,000
Paul M. Kelton	25,000	0	25,000
Clay Keith	10,000	0	10,000
Valerie Lester	15,000	0	15,000
Ryan Clemons	125,000	0.95	125,000
Nickels Living Trust	100,000	0.7	100,000
Harvey Sobatka	12,500	0	12,500
Gregory Douglas Light	15,000	0	15,000
Wilson Nickels	100,000	0.7	100,000
Paul and Denise Chirco	30,000	0	30,000
Kristie and Gregory Horst	25,000	0	25,000
Douglas Light	35,000	0	35,000
Lee and Carol Detrick	100,000	0.7	100,000
Lee Detrick	225,000	1.7	225,000
Trysha Braun	12,500	0	12,500
Brian Smolinski	25,000	0	25,000
Mark Macnak	50,000	0	50,000
Mark Seifer	500,000	7.6	500,000
Total:	7,107,500		7,107,500

EXHIBIT B
AMENDMENT TO SUBSCRIPTION AGREEMENT

THE INFORMATION BELOW IS REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO THE OFFER AND SALE OF ITS SECURITIES.  ALL OF SUCH INFORMATION WILL BE KEPT CONFIDENTIAL, AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL.  The undersigned agrees to furnish any additional information, which the Company or its counsel deems necessary in order to verify the responses set forth below.

Accredited or Unaccredited Status.  The undersigned represents and warrants that at the time of my/our initial investment in Universal Tracking Solutions, Inc. the following information was true:

Check All That Apply

____                      (a)           The undersigned was an individual having a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000 (as of the date of investment).

(In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

____                      (b)           The undersigned was an individual that had an individual income in excess of $200,000 in each of the prior two years (2004 and 2005) and reasonably expects an income in excess of $200,000 in the current year (2006); or

____                      (c)           The undersigned was an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years (2004 and 2005) and reasonably expects joint income in excess of $300,000 in the current year (2006).

____                      (d)           The undersigned was a director or executive officer of Universal Tracking Solutions, Inc.

_____                    (e)           None of the above.  I was an unaccredited investor.

Signature	Date	Signature (spouse, if applicable)	Date

Name (Typed or Printed)		Spouse Name (Typed or Printed)

Street Address	Business Tel. Number

City, State and Zip Code	Fax Tel. Number

Tax I.D. # or Social Security #	Email address

EXHIBIT C

SCHEDULE 6.13

Absence of Undisclosed Liabilities

NOT APPLICABLE.

EXHIBIT D

SCHEDULE 6.17

Transactions with Affiliates

I.	Transactions with Affiliates and UTS Not Disclosed in Section 6.17:

NONE.

II.	Transactions with Affiliates and DNR Not Disclosed in Section 6.17:

NONE.

EXHIBIT E

SCHEDULE 6.19

Employee Benefit Plans, Labor Matters

NOT APPLICABLE.

EXHIBIT F

SCHEDULE 6.20

Compensation

NOT APPLICABLE.

EXHIBIT G

SCHEDULE 6.23

Capital Expenditures

NOT APPLICABLE.